Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@te.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com

TYCO ELECTRONICS SUCCESSFULLY COMPLETES TENDER OFFER FOR ADC SHARES

SCHAFFHAUSEN, Switzerland, Dec. 9, 2010 — Tyco Electronics Ltd. (NYSE: TEL) announced today the successful completion of its tender offer through its subsidiary, Tyco Electronics Minnesota, Inc., to purchase the outstanding shares of common stock of ADC Telecommunications, Inc. (NASDAQ: ADCT).  The tender offer expired at 5:00 p.m., New York City time on Wednesday, Dec. 8, 2010, and was not extended.

The depositary for the tender offer has advised Tyco Electronics that, as of the expiration of the offering period, a total of approximately 84,333,859 common shares of ADC were validly tendered and not withdrawn (not including approximately 4,794,355 shares subject to guaranteed delivery procedures), representing 86.80% of the outstanding ADC common shares.  All shares that were validly tendered and not withdrawn during the initial offering period have been accepted for payment.

Tyco Electronics Minnesota will be exercising its option under the merger agreement to purchase newly issued shares from ADC at the tender offer price.  Tyco Electronics intends to complete the acquisition process by effecting a short-form merger pursuant to Minnesota law without a vote or meeting of ADC’s remaining stockholders.  The merger is expected to be consummated later today.

Following the merger, ADC will become an indirect wholly-owned subsidiary of Tyco Electronics, and each share of ADC’s outstanding common stock (other than shares owned by Tyco Electronics or any direct or indirect wholly-owned subsidiary of Tyco Electronics or ADC) will be cancelled and converted into the right to receive the same consideration, without interest, received by holders who tendered in the tender offer, subject to the proper exercise of dissenters’ rights.  Thereafter, ADC common stock will cease to be traded on the NASDAQ.

ABOUT TYCO ELECTRONICS (TE)

Tyco Electronics Ltd. is a global technology company with fiscal 2010 sales of US$12.1 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems; consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, we are a recognized leader in many of the industries we serve. More information on TE can be found at www.te.com.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The company has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our acquisition of ADC. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the ADC merger may not be consummated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010, as well as in Tyco Electronics’ Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

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